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                                 Exhibit 3 (ii)
                      RESTATED BY-LAWS OF TSI INCORPORATED
                         ADOPTED EFFECTIVE JULY 18, 1996
                                TABLE OF CONTENTS
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ARTICLE I OFFICES, CORPORATE SEAL.................................................................................1

SECTION 1.  REGISTERED OFFICE.....................................................................................1
SECTION 2.  CORPORATE SEAL........................................................................................1

ARTICLE II MEETINGS OF SHAREHOLDERS...............................................................................1

SECTION 1.  ANNUAL MEETING........................................................................................1
SECTION 2.  RECORD DATE...........................................................................................1
SECTION 3.  SPECIAL MEETINGS......................................................................................2
SECTION 4.  NOTICE OF MEETINGS....................................................................................2
SECTION 5.  QUORUM................................................................................................3
SECTION 6.  VOTING AND PROXIES....................................................................................3
SECTION 7.  PARLIAMENTARY PROCEDURE...............................................................................4
SECTION 8.  TABULATION OF PROXIES.................................................................................4
SECTION 9.  CLOSING OF THE POLLS..................................................................................5
SECTION 10.  ADJOURNED MEETING TO REPORT ELECTION RESULT..........................................................5

ARTICLE III DIRECTORS.............................................................................................5

SECTION 1.  POWERS, NUMBER AND TERM...............................................................................5
SECTION 2.  QUORUM AND VOTING.....................................................................................6
SECTION 3.  MEETINGS..............................................................................................7
SECTION 4.  QUALIFICATION; RETIREMENT.............................................................................8
SECTION 5.  COMMITTEES............................................................................................8
SECTION 6.  REMUNERATION..........................................................................................8
SECTION 7.  VACANCIES AND NEWLY CREATED DIRECTORSHIPS.............................................................8

ARTICLE IV OFFICERS...............................................................................................9

SECTION 4.1  NUMBER AND QUALIFICATION.............................................................................9
SECTION 4.2  ELECTION AND TERM OF OFFICE..........................................................................9
SECTION 4.3  REMOVAL AND VACANCIES................................................................................9
SECTION 4.4  CHAIR...............................................................................................10
SECTION 4.5  CHIEF EXECUTIVE OFFICER.............................................................................10
SECTION 4.6  CHIEF FINANCIAL OFFICER.............................................................................10
SECTION 4.7  DELEGATION..........................................................................................11

ARTICLE V AMENDMENTS OF BY-LAWS..................................................................................11


ARTICLE VI INDEMNIFICATION.......................................................................................12

SECTION 1.  INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES OF THIS CORPORATION.............................12
SECTION 2.  INDEMNIFICATION OF PERSONS OTHER THAN DIRECTORS, OFFICERS, AND EMPLOYEES OF THIS CORPORATION.........12
SECTION 3.  INDEMNIFICATION NOT EXCLUSIVE........................................................................12
SECTION 4.  INSURANCE............................................................................................13

ARTICLE VII NOTICES..............................................................................................13

SECTION 1.  DIRECTORS............................................................................................13
SECTION 2.  SHAREHOLDERS.........................................................................................13

ARTICLE VIII CERTIFICATES OF STOCK...............................................................................14

SECTION 1.  CERTIFICATES.........................................................................................14
SECTION 2.  TRANSFER OF SHARES...................................................................................15

ARTICLE IX CONTRACTS, LOANS, CHECKS AND DEPOSITS.................................................................15

SECTION 1.  CONTRACTS............................................................................................15
SECTION 2.  LOANS................................................................................................15
SECTION 3.  CHECKS, DRAFTS, ETC..................................................................................16
SECTION 4.  DEPOSITS.............................................................................................16
SECTION 5.  PROXIES..............................................................................................16

ARTICLE X MISCELLANEOUS..........................................................................................17

SECTION 1.  DIVIDENDS............................................................................................17
SECTION 2.  RESERVES.............................................................................................17
SECTION 3.  FISCAL YEAR..........................................................................................17

ARTICLE XI SUBSIDIARIES AND DIVISIONS............................................................................17

SECTION 1.  DIVISIONAL OFFICERS..................................................................................17
SECTION 2.  VOTING STOCK OF SUBSIDIARIES.........................................................................18
SECTION 3.  STATUS OF DIVISIONAL AND SUBSIDIARY OFFICERS.........................................................18


                                RESTATED BY-LAWS
                                       OF
                                TSI INCORPORATED

                                   ARTICLE I
                            Offices, Corporate Seal

         Section 1. Registered Office. The registered office of this corporation shall be 500 Cardigan Road, Shoreview, Minnesota 55126, and this corporation may have offices at such other places as the Board of Directors shall from time to time determine.

         Section 2. Corporate Seal. The corporate seal shall be circular in form and shall have inscribed thereon in a circle the name of the corporation and the word "Minnesota" and the words "Corporate Seal" within the circle.

                                   ARTICLE II
                            Meetings of Shareholders

         Section 1. Annual Meeting. The annual meeting of the shareholders of this corporation shall be held at its registered office, or at any place within or without the state as may be designated by the Board of Directors, on the third Thursday of July in each year or such other day in such year as may be determined by the Board of Directors, at which time the shareholders entitled to vote thereat shall elect directors in accordance with Section I of Article III of these By-Laws and shall transact such other business as shall properly come before them.

         Section 2. Record Date. Only shareholders of record at the close of business on the record date forty-five (45) days prior to the date of the annual meeting, or such other record date as may be fixed by the Board of Directors, shall be entitled to vote at such meeting.

         Section 3. Special Meetings. Special meetings of the shareholders, for any purpose or purposes appropriate for action by shareholders, may be called by the Chair, by the President or by the Board of Directors or any two or more members of the Board. Such meeting shall be held on such date and at such time and place as shall be fixed by the person or persons calling the meeting and designated in the notice of meeting. Special meetings may also be called by one or more shareholders holding not less than ten percent (10%) of the voting power of all shares of the corporation entitled to vote by delivering to the Chief Executive Officer or the Chief Financial Officer a written demand for a special meeting, which demand shall contain the purposes of the meeting. Within thirty
(30) days after the receipt of a written demand for a special meeting of shareholders by the Chief Executive Officer or the Chief Financial Officer, the Board of Directors shall cause a special meeting of shareholders to be called and held on notice no later than ninety (90) days after the receipt of such written demand, all at the expense of the corporation. Business transacted at any special meeting of shareholders shall be limited to the purpose or purposes stated in the notice of meeting. Any business transacted at any special meeting of shareholders that is not included among the stated purposes of such meeting shall be voidable by or on behalf of the corporation unless all of the shareholders have waived notice of the meeting. Such meetings shall be held at the registered office of the corporation or at any other place within or without the state as may be designated by the Board of Directors in any resolution or resolutions adopted by the Board at any time or from time to time.

         Section 4. Notice of Meetings. There shall be mailed to each person shown by the books of this corporation to be, on the record date for determining shareholders entitled to vote, a holder of record of voting shares, at his or her address as shown by the books of this corporation, a notice setting out the time and place of the meeting, which notice shall be mailed at least ten (10) days and not more than sixty (60) days prior thereto. In the case of a special meeting, the notice shall contain a statement of the purposes of the meeting. Notice shall be deemed received when it is given.

         Section 5. Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         Section 6. Voting and Proxies. At each meeting of the shareholders every shareholder shall be entitled to one vote in person or by proxy for each share of voting capital stock held by such shareholder, but no proxy shall be entitled to vote after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Every proxy shall be in writing and signed by the shareholder granting it, and shall be filed with the Secretary or Assistant Secretary of the corporation before or at the time of the meeting. When a quorum is present at any meeting, the vote of the holders of the majority of the shares having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the Minnesota Statutes or of the Articles of Incorporation or these By-Laws a different vote is required, in which case such express provision shall govern and control the decision of such question.

         Section 7. Parliamentary Procedure. Meetings of shareholders generally shall follow accepted rules of parliamentary procedure, subject to the following:

                  (a) The Chair of the meeting shall have absolute authority over matters of procedure, and there shall be no appeal from the ruling of the Chair. If, in his or her absolute discretion, the Chair deems it advisable to dispense with the rules of parliamentary procedure as to any one meeting of shareholders or part thereof, he or she shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

                  (b) If disorder should arise which prevents the continuation of the legitimate business of the meeting, the Chair may quit the chair and announce the adjournment of the meeting; and upon his or her so doing, the meeting is immediately adjourned.

                  (c) The Chair may ask or require that anyone not a bona fide shareholder or proxy leave the meeting.

                  (d) A resolution or motion shall be considered for vote only if proposed by a shareholder or a duly authorized proxy and seconded by a shareholder or a duly authorized proxy other than the individual who proposed the resolution or motion.

         Section 8. Tabulation of Proxies. In the tabulation of votes cast by proxies, it shall not be necessary for proxies to execute a ballot on matters, voting instructions for which are contained on the form of proxy itself, and in the absence of a ballot executed by such proxies, the proxy itself will be deemed a written ballot and tabulated in accordance with the directions contained thereon. Where the proxy statement soliciting such proxy indicates that returned proxies containing no voting instructions regarding a particular item will be voted in a certain manner, then returned, executed proxies containing no voting instructions with respect to such item will be deemed written ballots voted in accordance with the recommendation contained on such proxy statement.

         Section 9. Closing of the Polls. The person presiding at a meeting of the shareholders may close the polls after the request for submission of proxies and ballots, upon the temporary adjournment of the meeting called to tabulate the proxies and ballots, or within a reasonable time thereafter. After the polls are closed, no proxy, revocation of proxy or ballot shall be accepted by or considered in the tabulation of proxies and ballots.

         Section 10. Adjourned Meeting to Report Election Result. In the event it becomes necessary to adjourn a meeting of shareholders beyond the day of the scheduled meeting in order to determine the results of any election or vote, said meeting may be adjourned from time to time by the person presiding or entitled to preside, with such meeting to be reconvened at the principal offices of the corporation. The only matter to be acted upon at such reconvened meeting shall be the acceptance and filing of the report from the inspectors of election.

                                  ARTICLE III
                                   Directors

         Section 1. Powers, Number and Term. The business and property of this corporation shall be managed by or under the direction of its Board of Directors. The Board of Directors shall consist of not more than nine (9) directors. The exact number of directors within the maximum limitation specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to resolution adopted by a majority of the entire Board of Directors, but no decrease in the number of directors shall change the term of any director at the time thereof. The Board of Directors shall be divided into three classes, as nearly equal in number of directors as possible, as determined by the Board of Directors. Each class shall be elected for a term expiring at the annual meeting of shareholders held in the third successive year thereafter; provided, however, that at the 1986 annual meeting of shareholders, one class shall be elected for a term expiring at' the 1987 annual meeting of shareholders, one class for a term expiring at the 1988 annual meeting of shareholders, and one class for a term expiring at the 1989 annual meeting of shareholders. Each director shall continue in office until the annual meeting of the shareholders of this corporation in the year in which his or her term expires and thereafter until his or her successor is duly elected and qualified, unless a prior vacancy shall occur by reason of his or her death, resignation, or removal from office. Any director may be removed from the Board of Directors at any time, with or without cause, but only by the affirmative vote of the holders of at least 75% of the voting power of all of the shares of this corporation entitled to vote for the election of directors.

         Section 2. Quorum and Voting. A majority of the Board of Directors shall constitute a quorum for the transaction of business; provided, however, that if any vacancies exist by reason of death, resignation, removal or otherwise, a majority of the remaining directors shall constitute a quorum for the filling of such vacancies. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of directors originally present leaves less than the number otherwise required for a quorum.

         The Board of Directors shall take action by the affirmative vote of a majority of the directors present at any duly held meeting, except as to any question upon which any different vote is required by law, the Articles of Incorporation, or these By-Laws. A director may give advance written consent or objection to a proposal to be acted upon at a meeting of the Board of Directors. If the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected, such consent or objection shall be counted as a vote for or against the proposal and shall be recorded in the minutes of the meeting. Such consent or objection shall not be considered in determining the existence of a quorum.

         Section 3. Meetings. The directors shall meet annually at the place of and immediately after the annual meeting of shareholders, or as soon thereafter as is practicable, or at such other time and place, within or without the state, as may be fixed by the written consent of all of the directors. Regular meetings of the Board of Directors shall be held from time to time at such time and place, within or without the state, as may from time to time be fixed by resolution adopted by a majority of the whole Board of Directors. Notice of the annual meeting and of all regular meetings shall be given to each director at least five (5) days prior thereto by mail, telegraph, telephone, or in person. Special meetings of the Board of Directors may be held at such time and place, within or without the state, as may from time to time be designated in the notice or waiver of notice of the meeting. Special meetings of the Board of Directors may be called by the Chair, or the President or by any two (2) directors. Notice of such special meetings shall be given to each director at least forty-eight (48) hours prior thereto by mail, telegraph, telephone or in person. Notwithstanding the foregoing, if the date, time and place of a meeting of the Board of Directors have been provided in the Articles of Incorporation or these By-Laws or announced at a previous meeting of the Board of Directors, no notice of the meeting is required.

         Section 4. Qualification; Retirement. Directors need not be shareholders of this corporation. Directors shall not stand for election or re-election after attaining the age of 68. A director shall offer his or her resignation from the Board at such time as a director changes his or her basic business or professional activity or affiliation.

         Section 5. Committees. The Board of Directors may appoint such committees and delegate to such committees such powers and responsibilities as it may from time to time deem appropriate.

         Section 6. Remuneration. Directors and members of any committee of this corporation contemplated by these By-Laws or otherwise provided for by resolution of the Board of Directors, who are not salaried employees of this corporation, shall receive such fixed sum per meeting attended, or such fixed annual sum, as shall be determined from time to time by resolution of the Board of Directors. All directors and members of any such committee shall receive their expenses, if any, of attendance at meetings of the Board of Directors or of such committee. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving proper compensation therefor.

         Section 7. Vacancies and Newly Created Directorships. Any vacancy occurring in the Board of Directors and any newly created directorship resulting from an increase in the authorized number of directors may be filled by the affirmative vote of a majority of the directors then in office, even though less than a quorum. Any vacancy or newly created directorship may be filled by resolution of the shareholders by the affirmative vote of the holders of a majority of the shares present and entitled to vote for the election of directors. Directors so chosen by the Board of Directors or the shareholders to fill a vacancy or newly created directorship shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which they have been appointed or elected expires.

                                   ARTICLE IV
                                    Officers

         Section 4.1. Number and Qualification. The officers of the corporation shall consist of one or more natural persons elected by the Board of Directors exercising the functions of the offices, however designated, of chief executive officer and chief financial officer. The Board of Directors may also appoint such other officers and assistant officers as it may deem necessary. Except as provided in these Bylaws, the Board of Directors shall fix the powers, duties, and compensation of all officers. The Chair, if any, shall be a director; other officers may, but need not, be directors of the corporation.

         Section 4.2. Election and Term of Office. At the annual meeting of the Board of Directors, the Board shall elect such officers as may be deemed advisable. An officer shall hold office until the next annual meeting of the Board of Directors or until a successor shall have been duly elected, unless prior thereto such officer shall have resigned or been removed from office as hereinafter provided.

         Section 4.3. Removal and Vacancies. Any officer or agent elected or appointed by the Board of Directors shall hold office at the pleasure of the Board of Directors and may be removed, with or without cause, at any time by the vote of a majority of the Board of Directors. In the event of the absence, death or disability of the Chief Executive Officer, the President, or in the event that there is no President, the Vice Presidents, in the order in which they are elected, shall succeed to the powers and duties of the Chief Executive Officer until such time as a new Chief Executive Officer is elected. Any vacancy in an office of the corporation shall be filled by action of the Board of Directors.

         Section 4.4. Chair. The Chair, if any, shall preside at all meetings of the shareholders and the directors, shall advise the officers and directors of the corporation and shall have such other duties as may be prescribed from time to time by the Board of Directors.

         Section 4.5 Chief Executive Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the chief executive officer: (a) shall have general active management of the business of the corporation; (b) shall see that all orders and resolutions of the Board of Directors are carried into effect; (c) shall sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts, or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Articles of Incorporation, these Bylaws, or the Board of Directors to some other officer or agent of the corporation; (d) may maintain records of and certify proceedings of the Board of Directors and shareholders; and (e) and shall perform such other duties as may from time to time be prescribed by the Board of Directors. In addition, in the absence of the Chair or if the office of Chair is vacant, the chief executive officers shall preside at meetings of the shareholders and Board of Directors.

         Section 4.6. Chief Financial Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the chief financial officer: (a) shall keep accurate financial records for the corporation; (b) shall deposit all monies, drafts, and checks in the name of and to the credit of the corporation in such banks and depositories as the Board of Directors shall designate from time to time; (c) shall endorse for deposit all notes, checks, and drafts received by the corporation as ordered by the Board of Directors, making proper vouchers therefor; (d) shall disburse corporate funds and issue checks and drafts in the name of the corporation as ordered by the Board of Directors; (e) shall render to the chief executive officer and the Board of Directors, whenever requested, an account of all such officer's transactions as chief financial officer and of the financial condition of the corporation; and (f) shall perform such other duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.

         Section 4.7. Delegation. Unless prohibited by a resolution approved by the affirmative vote of a majority of the directors present, an officer elected or appointed by the Board of Directors may delegate in writing some or all of the duties and powers of such person's office to other persons.

                                   ARTICLE V
                             Amendments of By-Laws

These By-Laws may be amended or altered by the vote of a majority of the whole Board of Directors at any meeting, provided that notice of such proposed amendment shall have been given in the notice given to the directors of such meeting; provided, however, that the Board of Directors shall not adopt, amend or repeal a by-law fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board of Directors, or fixing the number of directors or their classifications, qualifications or terms of office, except that the Board of Directors may adopt or amend a by-law to increase the number of directors within the limits established by the Articles of Incorporation; provided further, that the Board of Directors may not amend or repeal a by-law, such as Sections 1 and 7 of
Article III, which has been adopted by the shareholders. Such authority in the Board of Directors is subject to the power of the shareholders entitled to vote to change or repeal such By-Laws by a majority vote of the shareholders entitled to vote, present and represented at any annual meeting or at any special meetings called for such purpose.

                                   ARTICLE VI
                                 Indemnification

         Section 1. Indemnification of Directors, Officers and Employees of This Corporation. Each director, officer or employee, past and present, of the corporation, and each director, officer or employee of the corporation who, while a director, officer or employee of the corporation, serves or served at the request of the corporation or as a part of the duties of that position as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, and their respective heirs and legal representatives, shall be indemnified by the corporation in accordance with, and to the fullest extent permissible under, the provisions of Chapter 302A of the Minnesota Statutes, as now enacted or as hereafter amend

         Section 2. Indemnification of Persons Other Than Directors, Officers, and Employees of This Corporation. Every person who, while not a director, officer or employee of the corporation, serves or served at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, organization, or employee benefit plan in which the corporation has, or had at the time of such service, an economic interest, and such person's heirs and legal representatives, shall be indemnified to the same extent and subject to the same conditions that a director, officer or employee of the corporation who serves or served at the request of the corporation in such a capacity would be indemnified under the preceding paragraph.

         Section 3. Indemnification Not Exclusive. The indemnification provided by this By-Law shall not exclude any other right to which such person may be entitled under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her former or present official capacity and as to action in another capacity while holding such office, and shall not imply that the corporation may not provide lawful indemnification not expressly provided for in this By-Law.

         Section 4. Insurance. The corporation may purchase and maintain insurance on behalf of a person in that person's official capacity against any liability asserted against and incurred by such person in or arising out of that capacity whether or not the corporation would be required or has the power under this By-Law and applicable laws to indemnify that person against such liability.

                                  ARTICLE VII
                                    Notices

         Section 1. Directors. Any director may waive notice of any meeting. A waiver of notice by a director is effective whether given before, at, or after the meeting, and whether given orally, in writing, or by attendance. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, unless such director objects at the beginning of the meeting to the transaction of business on grounds that the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

         Section 2. Shareholders. Any shareholder may waive notice of any meeting of shareholders. Waiver of notice shall be effective whether given before, at, or after the meeting and whether given orally, in writing, or by attendance. Attendance by a shareholder at a meeting is a waiver of notice of that meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of that item at the meeting.

                                  ARTICLE VIII
                              Certificates of Stock

         Section 1. Certificates. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chief Executive Officer, President or a Vice-President and by the Secretary or an Assistant Secretary. If a certificate is signed (i) by a transfer agent or an assistant transfer agent or (ii) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such Chief Executive Officer, President, Vice President, Secretary or Assistant Secretary may be a facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on any such certificate or certificates, shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation. The seal of the corporation or a facsimile thereof may, but need not, be affixed to certificates of stock. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued with the number of shares and date of issue shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancel led and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

         Section 2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his or her legal representative who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

                                   ARTICLE IX
                     Contracts, Loans, Checks and Deposits

         Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

         Section 2. Loans. No loans shall be contracted on behalf of the corporation, and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances. The corporation shall not lend money to, guarantee the obligation of, become a surety for, or otherwise financially assist any person unless the transaction, or class of transactions to which the transaction belongs, has been approved by the affirmative vote of a majority of directors present, and:

                  (a) is in the usual and regular course of business of the corporation;

                  (b) is with, or for the benefit of, a related corporation, an organization in which the corporation has a financial interest, an organization with which the corporation has a business relationship, or an organization to which the corporation has the power to make donations;

                  (c) is with, or for the benefit of, an officer or other employee of the corporation or a subsidiary, including an officer or employee who is a director of the corporation or a subsidiary, and may reasonably be expected, in the judgment of the Board of Directors, to benefit the corporation; or

                  (d) has been approved by (i) the holders of two-thirds of the voting power of the shares entitled to vote which are owned by persons other than the interested person or persons, or (ii) the unanimous affirmative vote of the holders of all outstanding shares, whether or not entitled to vote.

         Section 3. Checks, Drafts, Etc.. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the Board of Directors or its designee may select.

         Section 5. Proxies. Proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the corporation may be executed and delivered from time to time on behalf of the corporation by the Chief Executive Officer, the President, or in his or her absence by any Vice President, or by any other person or persons thereunto authorized by the Board of Directors.

                                   ARTICLE X
                                 Miscellaneous

         Section 1. Dividends. The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

         Section 2. Reserves. There may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for the purchase of additional property, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve.

         Section 3. Fiscal Year. The fiscal year of the corporation shall begin on the first day of April and end on the thirty-first day of March in each year.

                                   ARTICLE XI
                           Subsidiaries and Divisions

         Section 1. Divisional Officers. The Board of Directors or the Chief Executive Officer may, as they shall deem necessary, designate certain individuals as divisional officers. Any titles given to divisional officers may be withdrawn at any time, with or without cause, by the Board of Directors or the Chief Executive Officer. A divisional officer may, but need not be, a director or an executive officer of the corporation. All divisional officers shall perform such duties and exercise such authority as the Board of Directors or the Chief Executive Officer shall prescribe.

         Section 2. Voting Stock of Subsidiaries. The Chief Executive Officer and the President or the Chief Financial Officer, acting jointly, or any other person or persons designated by the Board of Directors, may vote the shares of stock owned by the corporation in any subsidiary, whether wholly or partly owned by the corporation, in such manner as they may deem in the best interests of the corporation, including, without limitation, for the election of directors of any such subsidiary corporation, or for any amendments to the charter or By-Laws of any such subsidiary corporation, or for the liquidation, merger, or sale of assets of any such subsidiary corporation. The Board of Directors or the Chief Executive Officer and the President or Chief Financial Officer, acting jointly, may cause to be elected to the Board of Directors of any such subsidiary corporation such persons as they shall designate, any of whom may, but need not be, directors, executive officers, or other employees or agents of the corporation.

         Section 3. Status of Divisional and Subsidiary Officers. Divisional officers, and the officers of any subsidiary corporation, shall not, by virtue of holding such title and position, be deemed to be officers of the corporation, nor shall any such divisional officer or officer of a subsidiary corporation, unless he or she shall also be a director or officer of the corporation, be entitled to have access to any files, records or other information relating or pertaining to the corporation, its business and finances, or to attend or receive the minutes of any meetings of the Board of Directors or any committee of the corporation, except as and to the extent authorized and permitted by the Board of Directors or the Chief Executive Officer.

         The foregoing Restated By-Laws were duly adopted by the Board of Directors and made effective as of July 18, 1996.


                                          s/ __________________________________
                                          Laura J. Cochrane, Secretary